UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

Frélii, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 W. Executive Pkwy., Suite 500

Lehi, UT 84043

(Address of Principal Executive Offices)

(833) 437-3544

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Frelii Inc. has entered into a Memorandum of Understanding (MOU) with NewPath Health Care Solutions, Inc. of Ontario Canada, Mercator Biologic, Inc. of Centerville, Utah and True DNA Story, LLC of Centerville Utah. The purpose of the MOU is to strategically explore the full capabilities of each company to identify synergies and opportunities to leverage the unique skillsets of the collective.

The intention of the MOU is to build a cooperative venture capable of leveraging the strengths of each company to enhance and further the science of genetics, markets and potential clients’ quality of life. It also includes mutual cooperation in expanding and improving on the established product portfolios and future plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frélii, Inc.

Date: March 20, 2019	By:	/s/ Ian Jenkins
	Name:	Ian Jenkins
	Title:	Chief Executive Officer